LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
	Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Renee L. Jackson and Kelly J. Jacobus, acting singly, as the undersigned's true and lawful attorneys in fact, each with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4,
and 5 (including any amendments thereto) with respect to the securities of The Dolan Company, a Delaware corporation (the "Company"), with the United States Securities and Exchange
Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of
the Securities Exchange Act of 1934 and the rules and
regulations promulgated thereunder, as amended from time
to time (the "Exchange Act");
(2)	seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including
brokers, employee benefit plan administrators and trustees,
and the undersigned hereby authorizes any such person to
release any such information to the undersigned and
approves and ratifies any such release of information; and
(3)	perform any and all other acts which in the discretion
of such attorneys in fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes, but does not require,
such attorneys in fact to act in their discretion on information provided to such attorneys in fact without independent verification of such information;
(2)	any documents prepared and/or executed by such
attorneys in fact on behalf of the undersigned pursuant to
this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys in fact,
in her discretion, deems necessary or desirable;
(3)	neither the Company nor such attorneys in fact
assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with
such requirements, or (iii) any obligation or liability of
the undersigned for profit disgorgement under Section 16(b)
of the Exchange Act; and
(4)	this Power of Attorney does not relieve the undersigned
from responsibility for compliance with the undersigned's
obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
	The undersigned hereby gives and grants the foregoing
attorneys in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or
appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such
attorneys in fact of, for and on behalf of the undersigned,
shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.
	This Power of Attorney shall remain in full force
and effect until revoked by the undersigned in a signed writing delivered to such attorneys in fact.
	IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 10th day of
January, 2014.
/s/ Kevin J. Nystrom
Kevin J. Nystrom